AMENDMENT TO
THE CHOICE HOTELS INTERNATIONAL, INC.
2025 LONG-TERM INCENTIVE PLAN

The 2025 Long-Term Incentive Plan, as amended (the “Plan”) is hereby amended, effective July 14, 2026, as follows:

A.The last sentence of Section 4.01(a) is hereby amended in its entirety to read as follows:

“The Committee’s composition may be structured so that (i) Awards to persons who are subject to Section         16 of the Exchange Act are exempt from liability under Section 16(b) of that Act, and (ii) the members of the Committee meet the New York Stock Exchange requirements for independence.”

B. Section 4.01 is hereby amended to add the following subsection (h):

“(h) The Board or the Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors, any officer of the Company, or any committee of directors and/or officers of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Sections 11.01 and 12.01, shall be deemed to include any subcommittee, officer of the Company, or any committee of directors and/or officers of the Company to whom such powers have been delegated by the Committee to the extent of such delegation. Any such delegation shall not limit the right of such subcommittee members, such an officer, or such members of any committee of directors and/or officers of the Company to receive Awards; provided, however, that such subcommittee members, any such officer, or such members of any committee of directors and/or officers may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegate.”

Except as set forth in this Amendment, the Plan shall remain unchanged and shall continue in full force and effect.